                                                      Registration No. 333-21871

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              -------------------
                                 POST-EFFECTIVE
                               AMENDMENT NO. 2 TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                        CADUS PHARMACEUTICAL CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                                    Delaware
         --------------------------------------------------------------
         (State or other jurisdiction of incorporation or organization)

                                   13-3660391
                      ------------------------------------
                      (I.R.S. Employer Identification No.)

           777 Old Saw Mill River Road, Tarrytown, New York 10591-6705
           -----------------------------------------------------------
                    (Address of Principal Executive Offices)

             Cadus Pharmaceutical Corporation 1993 Stock Option Plan
              Cadus Pharmaceutical Corporation 1996 Incentive Plan
              Written Compensation Contracts with Certain Employees
           Written Compensation Contracts with Non-Employee Directors
             Written Compensation Contracts with Certain Consultants
           -----------------------------------------------------------
                            (Full Title of the Plan)

                                 Jeremy M. Levin
                        Cadus Pharmaceutical Corporation
                           777 Old Saw Mill River Road
                         Tarrytown, New York 10591-6705
                     ---------------------------------------
                     (Name and Address of Agent For Service)

                                 (914) 345-3344
          -------------------------------------------------------------
          (Telephone Number, Including Area Code, of Agent For Service)

                        Copy to: Salomon R. Sassoon, Esq.
                     Morrison Cohen Singer & Weinstein, LLP
                              750 Lexington Avenue
                            New York, New York 10022
                                 (212) 735-8600

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

                  Cadus Pharmaceutical Corporation (the "Company") hereby amends the Registration Statement on Form S-8 (the "Registration Statement") filed with the Securities and Exchange Commission (the "SEC") on February 14, 1997, File No. 333-21871, as amended by Post-Effective Amendment No. 1 thereto, filed with the SEC on March 10, 1997, in order to register an additional 1,000,000 shares of Common Stock that are issuable upon the exercise of options and stock appreciation rights which may be granted under the Company's 1996 Incentive Plan (the "Plan"), which additional 1,000,000 shares of Common Stock were added pursuant to Amendment No. 2 to the Plan adopted by the Board of Directors of the Company on December 11, 1997. The contents of the Registration Statement filed with the SEC by the Company on February 14, 1997, Post-Effective Amendment No. 1 to the Registration Statement filed with the SEC on March 10, 1997, and all documents referenced therein are incorporated herein by reference.

                         CALCULATION OF REGISTRATION FEE

==================================================================================================================================
      Title of Securities            Amount to be           Proposed Maximum             Proposed Maximum            Amount of
       to be Registered               Registered        Offering Price Per Share     Aggregate Offering Price     Registration Fee
==================================================================================================================================
Common Stock, par value $0.01
per share, issuable upon exercise
of options and stock appreciation
rights which may be granted           Additional
under 1996 Incentive Plan              1,000,000               $8.3125(1)                 $8,312,500.00               $2,452.19
==================================================================================================================================

            Total Registration Fee   . . . . . . . . . . . . . . . . . . . . . . . . . .  $2,452.19
==================================================================================================================================

-------------------------

(1) Estimated in accordance with Rules 457(c) and (h) solely for the purpose of calculating the registration fee and based upon the average of the high and low trade prices of Common Stock of Cadus Pharmaceutical Corporation as reported by the NASDAQ Stock Market on December 18, 1997.

                                   SIGNATURES


                  Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tarrytown, State of New York, on this 17th day of December, 1997.

                                    CADUS PHARMACEUTICAL CORPORATION

                                    By:  /s/ Jeremy M. Levin
                                         -------------------------------------
                                         Jeremy M. Levin
                                         President and Chief Executive Officer

                  Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 2 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

         Signature                                            Title                                           Date
         ---------                                            -----                                           ----
/s/ Jeremy M. Levin                              President and Chief Executive Officer                  December 17, 1997
------------------------------------             (Principal Executive Officer) and
     Jeremy M. Levin                             Chairman of the Board of Directors

/s/ James S. Rielly                              Director of Finance, Controller,                       December 17, 1997
------------------------------------             Treasurer and Secretary (Principal
     James S. Rielly                             Financial and Accounting Officer)

                                                 Director                                               December 17, 1997
------------------------------------
     Carl C. Icahn

                                                 Director                                               December 17, 1997
------------------------------------
     Theodore Altman

/s/ Harold First                                 Director                                               December 17, 1997
------------------------------------
     Harold First

            *                                    Director                                               December 17, 1997
------------------------------------
     Peter Liebert


            *                                    Director                                               December 17, 1997
------------------------------------
     Robert Mitchell

            *                                    Director                                               December 17, 1997
------------------------------------
     Lawrence Muschek

                                                 Director                                               December 17, 1997
------------------------------------
     Mark H. Rachesky

                                                 Director                                               December 17, 1997
------------------------------------
     Leon E. Rosenberg

            *                                    Director                                               December 17, 1997
------------------------------------
     Nicole Vitullo

                                                 Director                                               December 17, 1997
------------------------------------
     Samuel D. Waksal

            *                                    Director                                               December 17, 1997
------------------------------------
     Jack G. Wasserman


*By: /s/ Jeremy M. Levin
     -------------------------------
     Jeremy M. Levin,
     Attorney-in-Fact

                                  EXHIBIT INDEX

No.     Description
---     -----------

4.      Amendment No. 2 to Cadus Pharmaceutical Corporation 1996 Incentive Plan.

5. Opinion of Morrison Cohen Singer & Weinstein, LLP, as to the validity of the securities being registered.

23.1    Consent of KPMG Peat Marwick LLP.

23.2 Consent of Morrison Cohen Singer & Weinstein, LLP (contained in its Opinion filed as Exhibit 5).